Exhibit 99.2

This Statement on Form 3 is filed by:  (i) Brookfield Corporation, (ii) Dawn Topco L.P., (iii) BIF III GP (Cayman) L.P.

Name of Designated Filer:  Brookfield Corporation

Date of Event Requiring Statement:  July 15, 2026

Issuer Name and Ticker or Trading Symbol:  Csquare, Inc. [CSQR]

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
	Name:	Swati Mandava
	Title:	Managing Director, Legal & Regulatory

DAWN TOPCO L.P.

By:	BIF III GP (CAYMAN) L.P., its general partner
By:	BIF III GP BERMUDA LIMITED, its general partner

By:	/s/ James Bodi
	Name:	James Bodi
	Title:	Director

BIF III GP (CAYMAN) L.P.

By:	BIF III GP BERMUDA LIMITED, its general partner

By:	/s/ James Bodi
	Name:	James Bodi
	Title:	Director